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TABLE OF CONTENTS Prospectus Supplement

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to Be Registered(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Class A common stock, par value $0.01 per share	353,622	$52.80(3)(4)	$18,671,241.60(4)	$2,325(4)

(1)
This registration statement relates to the resale or other distribution by the selling stockholders named herein of up to 353,622 shares of our Class A common stock, par value $0.01 per share (the "Common Stock").

(2)
This registration statement also relates to such additional shares of Class A common stock as may be issued in connection with a stock split, stock dividend or similar transaction, pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act").

(3)
Estimated solely for the purposes of computing the registration fee with respect to 353,622 shares of Class A common stock pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Common Stock on the New York Stock Exchange on February 20, 2018.

(4)
Calculated in accordance with Rule 457(r) under the Securities Act with respect to the 353,622 shares of Class A common stock registered pursuant to this prospectus supplement that have not previously been registered. Payment of the registration fee at the time of filing of the registrant's registration statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on November 24, 2017 (File No. 333-221743), was deferred pursuant to Rules 456(b) and 457(r) of the Securities Act, and is paid herewith. This "Calculation of Registration Fee" table shall be deemed to update the "Calculation of Registration Fee" table in such registration statement.

Filed pursuant to Rule 424(B)(3)
Registration No. 333-221743

PROSPECTUS SUPPLEMENT
(To Prospectus dated November 24, 2017)

353,622 Shares

Class A Common Stock

        This prospectus supplement relates to the sale of up to 353,622 shares of our Class A common stock, par value $0.01 per share (the "Class A common stock"), and supplements and amends the prospectus dated November 24, 2017. This prospectus supplement, together with the prospectus described above, may be used by the selling stockholders identified in this prospectus supplement to resell shares of our Class A common stock from time to time.

        Class A common stock offered hereby by the selling stockholders may be sold through one or more underwriters, broker dealers or agents. If the Class A common stock is sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The Class A common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See "Plan of Distribution" herein.

        We will not receive any cash proceeds from any sale of Class A common stock by any selling stockholder.

        Our Class A common stock is traded on the New York Stock Exchange (the "NYSE") under the symbol "MC." On February 21, 2018, the NYSE official closing price of our Class A common stock was $52.50 per share.

        Investing in our Class A common stock involves risks. See "Risk Factors" beginning on page S-7 of this prospectus supplement and in our most recent Annual Report on Form 10-K and those contained in our other filings with the SEC that are incorporated by reference herein before you make your investment decision.

        The SEC and state securities regulators have not approved or disapproved these securities, or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is February 22, 2018.

Prospectus Supplement

Prospectus

        You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus or which we or the selling stockholders provide to you. We have not, and the selling stockholders have not, authorized anyone to provide you with additional or different information. If anyone provided you with additional or different information, you should not rely on it. We are not, and the selling stockholders are not, making an offer to sell the Class A common stock in any jurisdiction where its offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus as well as the documents incorporated by reference into this prospectus supplement. The second part, the accompanying prospectus, gives more general information about the Class A common stock that may be offered from time to time. To the extent any inconsistency or conflict exists between the information included in this prospectus supplement and the information included in the accompanying prospectus or any information incorporated by reference, the information contained in this prospectus supplement updates and supersedes such information. The information incorporated by reference into this prospectus supplement contains important business and financial information about us that is not included in, or delivered with, this prospectus supplement.

        You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of the securities offered by this prospectus supplement.

        It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information contained in this prospectus supplement under the heading "Where You Can Find More Information; Incorporation by Reference" which supersedes the information under the heading "Where You Can Find More Information; Incorporation by Reference" in the accompanying prospectus.

        In this prospectus supplement, when we use the terms "Company," "we," "our," or "us," we mean Moelis & Company, a Delaware corporation, and its consolidated subsidiaries.

S-ii

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement contains forward-looking statements, which reflect our current views with respect to, among other things, our operations and financial performance. You can identify these forward-looking statements by the use of words such as "may," "might," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "intend," "predict," "potential" or "continue," the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties, and assumptions about us, may include projections of our future financial performance, based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. These factors include, among other things, the risks described in this prospectus supplement and any documents incorporated by reference, including the "Risk Factors" sections of this prospectus supplement and our reports and other documents filed with the SEC. When considering forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

        Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as a prediction of future events. We are under no duty to and we do not undertake any obligation to update or review any of these forward-looking statements after the date of this prospectus supplement to conform our prior statements to actual results or revised expectations whether as a result of new information, future developments or otherwise.

S-iii

 MOELIS & COMPANY

        Moelis & Company is a leading global independent investment bank that provides innovative strategic advice and solutions to a diverse client base, including corporations, governments and financial sponsors. With 19 geographical locations in the Americas, Europe, the Middle East, Asia and Australia, we advise clients around the world on their most critical decisions, including mergers and acquisitions, recapitalizations and restructurings and other corporate finance matters.

***

        Moelis & Company was incorporated in Delaware on January 9, 2014. We completed our initial public offering on April 22, 2014. Our principal executive offices are located at 399 Park Avenue, 5th Floor, New York, NY 10022, and our phone number is (212) 883-3800.

 THE OFFERING

        The summary below contains basic information about this offering. It does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus supplement and accompanying prospectus and the information included or incorporated by reference herein and therein before making an investment decision. As used in this section, the terms "us," "we" and "our" refer to Moelis & Company and not to any of its subsidiaries.

Issuer	Moelis & Company, a Delaware corporation.
Class A common stock offered by the selling stockholders	Up to 353,622 shares.
Class A common stock outstanding as of the date of this prospectus supplement	35,240,979 shares.

This number excludes 22,483,353 shares of Class A common stock issuable in exchange for Moelis & Company Group LP ("Group LP") Class A partnership units and upon conversion of shares of our Class B common stock. If all outstanding Group LP Class A partnership units were exchanged and all outstanding shares of Class B common stock were converted, we would have 57,724,332 shares of Class A common stock outstanding as of the date of this prospectus supplement.

Class B common stock outstanding as of the date of this prospectus supplement	19,912,230 shares (convertible into 11,016 shares of Class A common stock).
Use of proceeds	We will not receive any proceeds from the sale of Class A common stock pursuant to this prospectus supplement by the selling stockholders in this offering.
Voting rights	Each share of our Class A common stock entitles its holder to one vote on all matters to be voted on by stockholders generally.

Each share of our Class B common stock entitles Moelis & Company Partner Holdings LP ("Partner Holdings") to (i) for so long as the Class B Condition (as defined below) is satisfied, ten votes per share, and (ii) after the Class B Condition ceases to be satisfied, one vote per share. Partner Holdings holds a number of shares of Class B common stock in Moelis & Company that is equal to the aggregate number of vested and unvested Class A partnership units in Group LP held by Partner Holdings. Based on Kenneth Moelis's control of Partner Holdings, until the Class B Condition ceases to be satisfied, Mr. Moelis has all of the voting power of the Class B common stock. If Mr. Moelis sold all of his Class A common stock offered hereby, he would control approximately 85.57% of the voting interest in Moelis & Company.

The "Class B Condition" is defined as Mr. Moelis satisfying all of the following conditions: (i) he maintains directly or indirectly ownership of an aggregate of at least 4,456,021 shares of Class A common stock of Moelis & Company and Equivalent Class A Shares (as defined below), subject to customary adjustments, which represent approximately one-third of his ownership immediately following our initial public offering; (ii) he maintains directly or indirectly beneficial ownership (as defined below) of at least five percent (5%) of the Class A common stock of Moelis & Company (calculated, without duplication, on the basis that all issued and outstanding Group LP Class A partnership units not held by Moelis & Company or its subsidiaries had been exchanged for shares of Class A common stock of Moelis & Company); (iii) he has not been convicted of a criminal violation of a material U.S. federal or state securities law that constitutes a felony or a felony involving moral turpitude; (iv) he is not deceased; and (v) his employment agreement has not been terminated in accordance with its terms because of a breach of his covenant to devote his primary business time and effort to the business and affairs of the Company and its subsidiaries or because he suffered an "incapacity" (i.e., order of incompetence or of insanity or permanent physical incapacity).

"Equivalent Class A Shares" means, on any date, the number of shares of Class A common stock represented by any shares, units, interests, options, warrants, evidence of indebtedness, stock awards or other securities or awards which by their terms are directly or indirectly convertible into, exchangeable for, exercisable for or pursuant to which the holder is entitled to receive shares of Class A common stock, whether immediately, only after the passage of time or only after the satisfaction of conditions and notwithstanding any right to pay cash in lieu of shares of Class A common stock.

"Beneficial ownership" has the same meaning given to it in Section 13(d) under the Exchange Act and the rules thereunder, except that a person will be deemed to have "beneficial ownership" of all securities that person has the right to acquire, whether the right is exercisable immediately, only after the passage of time or only after the satisfaction of conditions and notwithstanding any right to pay cash in lieu of such securities.

After the Class B Condition ceases to be satisfied, for so long as the Secondary Class B Condition (as defined below) is satisfied, Partner Holdings will have certain approval rights over the following transactions:

• the appointment or termination of the Chief Executive Officer;
• any amendments to Moelis & Company's amended and restated certificate of incorporation or bylaws that materially and adversely affect in a disproportionate manner the rights of Mr. Moelis; and

• any amendments to Group LP's limited partnership agreement that materially and adversely affect in a disproportionate manner the rights of Mr. Moelis.

After the Class B Condition ceases to be satisfied, for so long as the Secondary Class B Condition is satisfied, our board of directors will nominate individuals designated by Partner Holdings equal to one quarter of the board of directors.

For so long as either the Class B Condition or the Secondary Class B Condition is satisfied, Partner Holdings will retain the right to remove any director previously designated by it.

Holders of our Class A common stock and Class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise provided in our amended and restated certificate of incorporation or as required by applicable law.

Exchange rights; Lock-up

Subject to the terms and conditions of the Group LP amended and restated limited partnership agreement and the lock-up restrictions described below, each Group LP Class A unitholder has the right to exchange Group LP Class A partnership units, either for shares of our Class A common stock on a one-for-one basis, or cash (based on the market price of the shares of Class A common stock), at Group LP's option. If Group LP chooses to exchange such units for our Class A common stock, Moelis & Company will deliver an equivalent number of shares of Class A common stock to Group LP for further delivery to the exchanging holder and receive a corresponding number of newly issued Group LP Class A partnership units. The exchanging holder's surrendered Group LP Class A partnership units will be cancelled by Group LP. As Group LP Class A unitholders exchange their Group LP Class A partnership units, Moelis & Company's percentage of economic ownership of Group LP will be correspondingly increased. Following each such exchange, Partner Holdings will be required to surrender to Moelis & Company a corresponding number of shares of Class B common stock, and each such share will be converted into approximately 0.00055 shares of Class A common stock, which will be delivered to Partner Holdings. Group LP will also convert an equivalent number of Class B partnership units held by Moelis & Company into Class A partnership units based on the same conversion rate. See "Description of Capital Stock" in the accompanying prospectus.

Group LP Class A partnership units and our Class A common stock held by our Managing Directors (including through Partner Holdings) are subject to lock-up agreements for four or five years, as applicable, from the date of our initial public offering. After this period, Group LP Class A partnership units held by a Managing Director will become exchangeable into Class A common stock or cash and our Class A common stock held by a Managing Director will become transferable, in each case in three equal installments on each of the fourth, fifth and sixth anniversary of our initial public offering. If a Managing Director terminates his or her employment with the Company prior to the end of the lock-up period, the Company will be entitled to extend the lock-up period until up to the tenth anniversary of our initial public offering. This lock-up is not being released in connection with the Class A common stock being offered by the selling stockholders hereby although we reserve the right to do so in the future.

Stockholders Agreement

Moelis & Company has entered into a stockholders agreement with Partner Holdings pursuant to which, for so long as the Class B Condition is satisfied, Partner Holdings has approval rights over significant corporate actions by Moelis & Company. Our board of directors will nominate individuals designated by Partner Holdings equal to a majority of the board of directors, for so long as the Class B Condition is satisfied.

After the Class B Condition ceases to be satisfied, for so long as the Secondary Class B Condition (as defined below) is satisfied, Partner Holdings will have certain approval rights (including, among others, over the appointment or termination of the Chief Executive Officer) and our board of directors will nominate individuals designated by Partner Holdings equal to one quarter of the board of directors.

The "Secondary Class B Condition" is defined as Mr. Moelis satisfying all of the following conditions: he maintains directly or indirectly ownership of an aggregate of at least 2,228,010 shares of Class A common stock of Moelis & Company and Equivalent Class A Shares, subject to customary adjustments, which represent approximately one-sixth of his ownership immediately following our initial public offering, and conditions (ii)-(v) required under the Class B Condition.

Registration rights	Moelis & Company has granted registration rights pursuant to which:

•

Moelis & Company is required to use its reasonable best efforts to file a shelf registration statement within three months of the expiration of the lock-up period relating to our Managing Directors described above, providing for the exchange of Group LP Class A partnership units held by such Managing Directors for an equivalent number of shares of Moelis & Company Class A common stock and the resale of shares of Moelis & Company Class A common stock by our Managing Directors at any time and from time to time, subject to applicable restrictions imposed by Moelis & Company;

•

certain Group LP Class A unitholders have the ability to cause Moelis & Company to register the shares of its Class A common stock they could acquire upon exchange of their Group LP Class A partnership units, subject to certain contractual restrictions; and

•

certain Group LP Class A unitholders have the ability to cause Moelis & Company to register the shares of its Class A common stock they could acquire upon exchange of their Group LP Class A partnership units, subject to certain contractual restrictions, in any public underwritten offerings by Moelis & Company after the expiration or earlier termination (if any) of the lock-up agreements referred to above, subject to customary pro rata cutbacks.

Transfer agent and registrar	Computershare Trust Company, N.A.
Risk factors

In evaluating an investment in the shares of our Class A common stock, prospective investors should carefully consider the risk factors and other cautionary statements contained in this prospectus supplement, including those described under "Risk Factors" beginning on page S-7, as well as the risk factors described in Part I, Item 1A "Risk Factors" in our latest Annual Report on Form 10-K, along with the other information incorporated by reference into this prospectus supplement.

        Unless the context requires otherwise, in this prospectus supplement the number of shares of Class A common stock outstanding as of the date of this prospectus supplement:

  •
  excludes shares of Class A common stock reserved for issuance under our 2014 Omnibus Incentive Plan, including 2,375,006 shares issuable upon outstanding options with a weighted average exercise price of $19.45 and 10,568,895 shares issuable upon settlement of outstanding restricted stock units (excluding the February RSU Shares (as defined below));

  •
  excludes 117,458 unvested restricted shares of our Class A common stock held by certain employees, which are treated by us as equivalents of restricted stock units;

  •
  includes 68,300 shares of our Class A common stock issuable upon exercise of nil-strike options held by certain non-U.S. employees; and

  •
  includes 1,758,367 shares of our Class A common stock to be issued to certain employees on the date of this prospectus supplement (the "February RSU Shares"), representing the number of shares we estimate to be issuable upon the vesting of 2,120,109 restricted stock units, net of withholding taxes.

RISK FACTORS

        Investing in our Class A common stock involves risk. See the risk factors described in our most recent Annual Report on Form 10-K and those contained in our other filings with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus supplement and the accompanying prospectus. See "Where You Can Find More Information." These risks could materially affect our business, financial condition or results of operations and cause the value of our securities, including our Class A common stock, to decline. These risks are not intended as, and should not be construed as, an exhaustive list of relevant risk factors. There may be other risks that a prospective investor should consider that are relevant to the investor's own particular circumstances or generally. You could lose all or part of your investment.

 USE OF PROCEEDS

        We will not receive any proceeds from the sale of Class A common stock pursuant to this prospectus supplement by the selling stockholders in this offering.

 SELLING STOCKHOLDERS

        The selling stockholders named below may offer to sell from time to time pursuant to this prospectus supplement up to an aggregate of 353,622 shares of Class A common stock held by the selling stockholders. The Class A common stock covered by this prospectus supplement will be delivered by the Company to the selling stockholders on February 22, 2018 in satisfaction of the terms of certain restricted stock unit awards, or RSU awards, that were granted to the selling stockholders pursuant to our 2014 Omnibus Incentive Plan. The shares of Class A common stock offered by the selling stockholders hereby will be delivered as part of the vesting of a total of 2,120,109 RSU awards on February 22, 2018 that were previously granted to employees of the Company on March 2, 2015, February 24, 2016 and February 23, 2017. Each of the selling stockholders is a current employee of the Company who may be deemed an "affiliate" acquiring shares pursuant to our 2014 Omnibus Incentive Plan.

        We estimate that the number of the February RSU Shares delivered to employees of the Company upon vesting of the RSU awards, other than the selling stockholders, will be 1,412,290, net of withholding taxes. Such shares are not covered by this prospectus supplement and may be sold by such employees from time to time in compliance with applicable law, including pursuant to Rule 144. In addition, other stockholders of the Company, including stockholders who exchange Group LP Class A partnership units for Class A common stock, may sell such shares, subject to certain contractual restrictions and to restrictions under the Securities Act, and we may also issue shares of Class A common stock from time to time and use all or a portion of the proceeds from any such issuance to repurchase shares, partnership units or other securities from our current or former employees, affiliates or other persons.

        On or promptly following the date of this prospectus supplement, certain of our employees, including the selling stockholders, intend to sell up to approximately 523,138 February RSU Shares in an organized block sale through one or more broker-dealers and/or electronic trading platforms, including approximately 167,698 February RSU Shares to be sold by the selling stockholders, although there can be no assurance as to the timing of any such sale or whether such sale will be consummated. Any such February RSU Shares, and any other shares of Class A common stock covered by this prospectus supplement, may be offered and sold by the selling stockholders from time to time in one or more transactions as described in "Plan of Distribution." In addition, any shares of Class A common stock that qualify for sale under Rule 144 under the Securities Act may be sold under that rule rather than pursuant to this prospectus supplement.

        The following table presents information about the beneficial ownership of our Class A common stock by the selling stockholders based on 35,240,979 shares of our Class A common stock outstanding as of the date of this prospectus supplement, including the February RSU Shares. In addition, the number of shares and percentage of beneficial ownership prior to and after this offering set forth below does not give effect to 22,483,353 shares of Class A common stock issuable in exchange for Group LP Class A partnership units and upon conversion of shares of our Class B common stock, including shares of Class A common stock issuable to each of the selling stockholders based on their beneficial ownership of Group LP Class A partnership units and shares of our Class B common stock. The information presented regarding the selling stockholders is based upon representations made by the selling stockholders to us. Beneficial ownership is determined in accordance with the rules of the SEC. Information concerning the selling stockholders may change from time to time. Any changes to the information provided below will be set forth in a prospectus supplement if and when necessary. Unless otherwise indicated, to our knowledge, the selling stockholders listed in the table below have sole voting and investment power with respect to their shares.

		Ownership Before Offering		Securities Offered by this Prospectus Supplement	Ownership After Offering
			% of Class A Common Stock outstanding			% of Class A Common Stock
Selling Stockholder	Position	Class A Common Stock		Class A Common Stock	Class A Common Stock(1)
Kenneth Moelis(1)(2)(3)	Chairman of Board of Directors and Chief Executive Officer	1,552,500	4.41%	98,232	1,454,268	4.13%
Navid Mahmoodzadegan(4)	Co-President, Managing Director and Director	86,939	*	86,939	0	*
Jeffrey Raich(5)	Co-President, Managing Director and Director	86,939	*	86,939	0	*
Eric Cantor	Managing Director and Vice Chairman and Director	18,519	*	7,484	11,035	*
J. Richard Leaman III(6)	Managing Director, Vice Chairman and Director	31,142	*	31,142	0	*
Elizabeth Crain(7)	Chief Operating Officer	17,165	*	17,165	0	*
Joseph Simon(8)	Chief Financial Officer	15,353	*	15,353	0	*
Osamu R. Watanabe(9)	General Counsel and Secretary	10,499	*	10,368	131	*

*
Less than 1%

(1)
This number includes 1,441,067 shares of Class A common stock held by certain employees of the Company and its affiliates and entities holding shares of Class A common stock for such employees. Mr. Moelis has sole voting power over these 1,441,067 shares. Mr. Moelis has shared dispositive power over these shares with such employees. Mr. Moelis does not have a pecuniary interest in these shares. This number also includes 11,200 shares of Class A common stock held by Moelis Asset Management L.P. Mr. Moelis has sole voting and dispositive power over these 11,200 shares. Mr. Moelis has a pecuniary interest in these shares.

(2)
This number excludes 9,373,929 shares of Class A common stock issuable in exchange for Group LP Class A partnership units held by certain trusts, of which Mr. Moelis or his immediate family members are beneficiaries. These shares of Class A common stock represent approximately 16.24% of the shares of Class A common stock that would be outstanding as of the date of this prospectus supplement if all outstanding Group LP Class A partnership units were exchanged and all outstanding shares of the Company's Class B common stock were converted at that time.

(3)
This number excludes 19,912,230 shares of Class B common stock held by Partner Holdings. The number of shares of Class B common stock correlates to the aggregate number of vested and unvested Group LP Class A partnership units held by Partner Holdings. Partner Holdings is controlled by Mr. Moelis. Each share of Class B common stock has ten votes and is convertible into 0.00055 shares of Class A common stock.

(4)
This number excludes 2,298,806 shares of Class A common stock issuable in exchange for Group LP Class A partnership units held by Partner Holdings on behalf of certain trusts, of which Mr. Mahmoodzadegan or his immediate family members are beneficiaries. These shares of Class A common stock represent approximately 3.98% of the shares of Class A common stock that would be outstanding if all outstanding Group LP Class A partnership units were exchanged and all outstanding shares of Class B common stock were converted.

(5)
This number excludes 1,217,720 shares of Class A common stock issuable in exchange for Group LP Class A partnership units held by Partner Holdings on behalf of Mr. Raich and certain trusts, of which Mr. Raich or his immediate family members are beneficiaries. These shares of Class A common stock represent approximately 2.11% of the shares of Class A common stock that would be outstanding if all outstanding Group LP Class A partnership units were exchanged and all outstanding shares of Class B common stock were converted.

(6)
This number excludes 475,106 shares of Class A common stock issuable in exchange for Group LP Class A partnership units held by Partner Holdings on behalf of Mr. Leaman and certain trusts, of which Mr. Leaman and his immediate family members are beneficiaries. These shares of Class A common stock represent approximately 0.82% of the shares of Class A common stock that would be outstanding if all outstanding Group LP Class A partnership units were exchanged and all outstanding shares of Class B common stock were converted.

(7)
This number excludes an aggregate of 167,707 shares of Class A common stock issuable in exchange for Group LP Class A partnership units held by Partner Holdings on behalf of Ms. Crain and certain trusts, of which Ms. Crain or her immediate family members are beneficiaries. These shares of Class A common stock represent approximately 0.29% of the shares of Class A common stock that would be outstanding if all outstanding Group LP Class A partnership units were exchanged and all outstanding shares of Class B common stock were converted.

(8)
This number excludes an aggregate of 24,653 shares of Class A common stock issuable in exchange for Group LP Class A partnership units held by a limited partner of Partner Holdings on behalf of Mr. Simon. These shares of Class A common stock represent approximately 0.04% of the shares of Class A common stock that would be outstanding if all outstanding Group LP Class A partnership units were exchanged and all outstanding shares of Class B common stock were converted.

(9)
This number excludes an aggregate of 28,543 shares of Class A common stock issuable in exchange for Group LP Class A partnership units held by Partner Holdings on behalf of Mr. Watanabe. These shares of Class A common stock represent approximately 0.05% of the shares of Class A common stock that would be outstanding if all outstanding Group LP Class A partnership units were exchanged and all outstanding shares of Class B common stock were converted.

PLAN OF DISTRIBUTION

        This prospectus supplement relates to the offer and sale, from time to time, of shares of our Class A common stock by the selling stockholders. We are registering the resale of shares of our Class A common stock to provide the selling stockholders with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the selling stockholders pursuant to this prospectus supplement or at all.

        On or promptly following the date of this prospectus supplement, the selling stockholders intend to sell up to approximately 167,698 shares of Class A common stock in an organized block sale through one or more broker-dealers and/or electronic trading platforms, although there can be no assurance as to the timing of any such sale or whether such sale will be consummated. In addition, the selling stockholders may, from time to time, offer the shares of our Class A common stock offered in this prospectus supplement in one or more transactions (which may involve cross sales or block transactions) on the NYSE or otherwise, in secondary distributions pursuant to and in accordance with the rules of the NYSE, through one or more electronic trading platforms or services, in the over-the-counter market, in negotiated transactions, through the writing of options on the shares (whether such options are listed on an options exchange or otherwise), short sales or a combination of such methods of sale, at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including pursuant to one or more "10b5-1" trading plans or similar plans. The selling stockholders may also engage in short sales against the box, puts and calls, writing options, hedging transactions and other transactions in our securities or derivatives of our securities and may sell or deliver the shares of our Class A common stock registered pursuant to this prospectus supplement in connection with these trades as permitted by applicable law, including, without limitation, delivering such shares to a lender in satisfaction of all or part of stock borrowed from such lender in connection with a short sale. The selling stockholders may pledge or grant a security interest in some or all of the shares of our Class A common stock registered pursuant to this prospectus supplement owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares from time to time under this prospectus supplement. In addition, any shares of Class A common stock that qualify for sale under Rule 144 under the Securities Act, may be sold under that rule rather than pursuant to this prospectus supplement.

        The selling stockholders may effect such transactions by selling the shares of our Class A common stock offered in this prospectus supplement to or through broker-dealers or through other agents, including electronic trading platforms or similar services, and such broker-dealers or agents may receive compensation in the form of commissions or fees from the selling stockholders and/or the purchasers of shares for whom they may act as agent. The selling stockholders and any agents or broker-dealers that participate in the distribution of the shares of Class A common stock offered in this prospectus supplement may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the sale of registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

        In the event of a "distribution" of the shares of our Class A common stock offered in this prospectus supplement, the selling stockholders, any selling broker-dealer or agent and any "affiliated purchasers" may be subject to Regulation M under the Exchange Act, which would prohibit, with certain exceptions, each such person from bidding for or purchasing any security which is the subject of such distribution until his participation in that distribution is completed. In addition, Regulation M under Exchange Act prohibits certain "stabilizing bids" or "stabilizing purchases" for the purpose of pegging, fixing or stabilizing the price of Class A common stock in connection with this offering.

        At a time a particular offering of shares of our Class A common stock is made, an additional prospectus supplement, if required, may be distributed that will set forth the name or names of any dealers or agents and any commissions and other terms constituting compensation from the selling stockholders and any other required information. Shares of our Class A common stock may be sold from time to time at varying prices determined at the time of sale or at negotiated prices.

        In order to comply with the securities laws of certain states, if applicable, the shares of our Class A common stock may be sold only through registered or licensed brokers or dealers or, if required, an exemption from issuer-dealer registration is perfected.

 CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion is a summary of U.S. federal income tax consequences generally applicable to holders of Class A common stock that hold such shares as capital assets (generally, for investment). For purposes of this discussion, the term U.S. Holder means a holder of shares of Class A common stock that is for United States federal income tax purposes:

  •
  an individual who is a citizen or resident of the U.S.;

  •
  a corporation or other entity taxable as a corporation created in or organized under the laws of the U.S., any state thereof or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust (i) if a court within the U.S. is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

        A Non-U.S. Holder is any beneficial owner that for U.S. federal income tax purposes is not an entity classified as a partnership and is not a U.S. Holder.

        If a partnership or other pass-through entity holds Class A common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner or member and the activities of the partnership or other entity. Accordingly, partnerships or other pass-through entities that hold Class A common stock and partners or members in these partnerships or other entities should consult their tax advisors regarding the U.S. federal income and estate tax consequences of the purchase, ownership and disposition of Class A common stock.

        This summary does not consider specific facts and circumstances that may be relevant to a particular holder's tax position and does not consider the non-income tax consequences or the state, local or non-U.S. tax consequences of an investment in Class A common stock. It also does not apply to holders subject to special tax treatment under the U.S. federal income tax laws (including a dealer in securities or currencies, a financial institution, a regulated investment company, a real estate investment trust, an insurance company, a tax-exempt organization, a person holding Class A common stock as part of a hedging, integrated or conversion transaction, a constructive sale, or a straddle, a trader in securities that has elected the mark-to-market method of accounting for your securities, a person liable for alternative minimum tax, a person who owns 10% or more of our voting stock, a person that received its Class A common stock as compensation, a U.S. Holder whose "functional currency" is not the United States dollar, a controlled foreign corporation, a passive foreign investment company, or a former U.S. citizen). This summary is based upon the United States Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations, IRS rulings and pronouncements and judicial decisions in effect, all of which are subject to change, possibly on a retroactive basis, or differing interpretations.

        The discussion included herein is only a summary. Accordingly, we urge you to consult your tax advisor with respect to your U.S. federal, state, local and non-U.S. income and other tax consequences in light of your particular situation with respect to holding and disposing of Class A common stock.

Taxation of Ownership of Class A Common Stock

U.S. Holders

  Dividends

        The gross amount of distributions on the Class A common stock will be taxable as dividends to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such income will be includable in your gross income as ordinary income on the day actually or constructively received by you. Subject to certain limitations, dividends received by corporate U.S. Holders may be eligible for the dividends received deduction. In addition, subject to certain limitations, dividends received by noncorporate U.S. Holders are generally eligible for reduced qualified dividend rates of taxation.

        To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits for a taxable year, as determined under U.S. federal income tax principles, the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of the shares of Class A common stock (thereby increasing the amount of gain, or decreasing the amount of loss, to be recognized by you on a subsequent disposition of the Class A common stock), and the balance in excess of adjusted basis will be taxed as capital gain recognized on a sale or exchange.

  Dispositions

        For U.S. federal income tax purposes, you will recognize taxable gain or loss on any sale or exchange of a share of Class A common stock in an amount equal to the difference between the amount realized for the Class A common stock and your tax basis in such shares. Such gain or loss will generally be capital gain or loss. Capital gains of individuals derived with respect to capital assets held for more than one year are generally taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

  Dividends

        Any dividend paid to a Non-U.S. Holder with respect to Class A common stock will generally be subject to withholding tax at a 30% rate (or such lower rate specified by an applicable income tax treaty). Generally, a Non-U.S. Holder must certify as to its status, and to any right to reduced withholding under an applicable income tax treaty, on a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E in order to obtain the benefit of such right. If, however, the Non-U.S. Holder provides an IRS Form W-8ECI, certifying that the dividend is effectively connected with the Non-U.S. Holder's conduct of a trade or business within the U.S., and that no withholding is required pursuant to FATCA (discussed below), the dividend will not be subject to withholding. Instead, such dividends are subject to U.S. federal income tax at regular rates applicable to U.S. persons generally and, for corporate holders, may also be subject to a 30% "branch profits tax" unless you qualify for a lower rate under an applicable U.S. income tax treaty.

  Dispositions

        A Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax in respect of any gain on a sale, exchange or other taxable disposition of Class A common stock unless:

  •
  the gain is effectively connected with the Non-U.S. Holder's conduct of trade or business in the U.S. and, in some instances if an income tax treaty applies, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the U.S.;

  •
  the Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the tax year of the disposition and meets certain other conditions; or

  •
  we are or have been a "U.S. real property holding corporation" ("USRPHC") under Section 897 of the Code during the applicable statutory period and the Non-U.S. Holder's shares in us represent more than 5% of the Class A common stock outstanding and are otherwise a "U.S. real property interest" under the Foreign Investment in Real Property Tax Act (and the Non-U.S. Holder is not eligible for any treaty exemption). We do not believe that we currently are a USRPHC, and we do not anticipate becoming a USRPHC in the future.

  Information Reporting and Backup Withholding

        You will generally be required to comply with certain certification procedures to establish that you are not a U.S. person in order to avoid backup withholding with respect to dividends or the proceeds of a disposition of Class A common stock. In addition, we are required to annually report to the IRS and you the amount of any distributions paid to you, regardless of whether we actually withheld any tax. Copies of the information returns reporting such distributions and the amount withheld, if any, may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or credit against your U.S. federal income tax liability, provided that certain required information is provided on a timely basis to the IRS.

U.S. Federal Estate Taxes

        Class A common stock owned or treated as owned by an individual at the time of death will be included in the individual's gross estate for U.S. federal estate tax purposes, and may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Foreign Account Tax Compliance Act

        Withholding at a rate of 30% generally will be required on dividends in respect of, and, after December 31, 2018, gross proceeds from the sale of, Class A common stock held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the U.S. and an applicable foreign country reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the U.S. and an applicable foreign country, or other guidance, may modify these requirements. Accordingly, the entity through which Class A common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and, after December 31, 2018, gross proceeds from the sale of, Class A common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any "substantial United States owners" or (ii) provides certain information regarding the entity's "substantial United States owners," which we, or the applicable withholding agent, will in turn provide to the Secretary of the Treasury. We will not pay any additional amounts to holders in respect of any amounts withheld. Holders are encouraged to consult their tax advisors regarding the possible implications of these withholding taxes on their investment in Class A common stock.

LEGAL MATTERS

        The validity of the shares of Class A common stock offered by this prospectus supplement will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

        The consolidated and combined financial statements, and the related financial statement schedule, incorporated into this prospectus supplement by reference from Moelis & Company's Annual Report on Form 10-K for the year ended December 31, 2016, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

        We filed a registration statement on Form S-3 with the SEC with respect to the registration of the Class A common stock offered by this prospectus supplement. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information about us, the Class A common stock we are offering by this prospectus supplement, and related matters, you should review the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus supplement about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC at 100 F. Street, N.E., Washington, D.C. 20549. Information on the operation of the public reference facilities may be obtained by calling the SEC at 1 800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

        We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance with such requirements, will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the regional offices, public reference facilities and website of the SEC referred to above.

        The SEC allows us to "incorporate by reference" in this prospectus supplement the information in other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement. Information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement. Any information so updated or superseded will not constitute a part of this prospectus supplement, except as so updated or superseded. We incorporate by reference in this prospectus supplement the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than documents and information furnished and not filed in accordance with SEC rules, unless expressly stated otherwise therein), prior to the termination of the offering under this prospectus supplement:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed on February 28, 2017;

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  Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017, filed on May 4, 2017, June 30, 2017, filed on August 2, 2017 and September 30, 2017, filed on November 2, 2017;

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  Current Reports on Form 8-K, filed on January 4, 2017 (to the extent filed), January 11, 2017, April 25, 2017, June 9, 2017, June 12, 2017 (to the extent filed), July 28, 2017 (to the extent filed) and February 7, 2018 (to the extent filed);

  •
  Those portions of our Definitive Proxy Statement on Schedule 14A, filed on April 26, 2017, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2016; and

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  Registration Statement on Form 8-A for registration of the Class A common stock under Section 12(b) of the Exchange Act, filed on April 11, 2014.

        We will provide, without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request copies of those documents from Moelis & Company, 399 Park Avenue, 5th Floor, New York, NY 10022. You also may contact us at (212) 883 3800 or visit the "Financial Reports & SEC Filings" of our Investor Relations website at http://investors.moelis.com for copies of those documents. Our website and the information contained on our website are not a part of this prospectus supplement, and you should not rely on any such information in making your decision whether to acquire our Class A common stock.

PROSPECTUS

Class A Common Stock

        We may offer and sell shares of our Class A common stock from time to time, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering.

        We will provide the specific prices and terms of our Class A common stock in one or more supplements to this prospectus at the time of offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

        We may offer our Class A common stock through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. Our Class A common stock also may be resold by selling securityholders. If required, the prospectus supplement for each offering of Class A common stock will describe the plan of distribution for that offering. For general information about the distribution of Class A common stock offered, see "Plan of Distribution" herein.

        Our Class A common stock is traded on the New York Stock Exchange (the "NYSE") under the symbol "MC."

        Investing in our Class A common stock involves risks. See "Risk Factors" beginning on page 4 and in the applicable prospectus supplement before you make your investment decision.

        The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 24, 2017

i

 ABOUT THIS PROSPECTUS

        This prospectus is part of an "automatic shelf" registration statement that we filed with the Securities and Exchange Commission (the "SEC") as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), using a "shelf" registration process. Under this process, we may sell from time to time our Class A common stock described in this prospectus. This prospectus only provides you with a general description of our Class A common stock that we may offer. Each time we sell our Class A common stock, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the Class A common stock offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading "Where You Can Find More Information."

        We have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus, any accompanying prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document, regardless of the time of delivery of this prospectus, any accompanying prospectus supplement or any sale of securities. We are not making offers to sell these securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

        The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

        In this prospectus, when we use the terms the "Company," "we," "our," or "us," we mean Moelis & Company, a Delaware corporation, and its consolidated subsidiaries.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and any accompanying prospectus supplement and any documents incorporated by reference contain forward-looking statements, which reflect our current views with respect to, among other things, our operations and financial performance. You can identify these forward-looking statements by the use of words such as "may," "might," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "intend," "predict," "potential" or "continue," the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties, and assumptions about us, may include projections of our future financial performance, based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements.

        Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as a prediction of future events. Except as required by applicable law, we are under no duty to and we do not undertake any obligation to update or review any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations whether as a result of new information, future developments or otherwise.

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 MOELIS & COMPANY

        Moelis & Company is a leading global independent investment bank that provides innovative strategic advice and solutions to a diverse client base, including corporations, governments and financial sponsors. We assist our clients in achieving their strategic goals by offering comprehensive integrated financial advisory services across all major industry sectors. Moelis & Company's experienced professionals advise clients on their most critical decisions, including mergers and acquisitions, recapitalizations and restructurings, capital markets transactions and other corporate finance matters. We serve our clients with about 700 employees in 19 geographic locations in the Americas, Europe, the Middle East, Asia and Australia.

        Moelis & Company was incorporated in Delaware on January 9, 2014. Our principal executive offices are located at 399 Park Avenue, 5th Floor, New York, NY 10022, and our phone number is (212) 883-3800.

3

 RISK FACTORS

        Investing in our Class A common stock involves risk. See the risk factors described in our most recent Annual Report on Form 10-K (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment.

4

 USE OF PROCEEDS

        We intend to use the net proceeds from the sale of our Class A common stock for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include working capital and the repurchase of securities held by our current or former employees, affiliates or other persons.

        Proceeds from the sale of our Class A common stock will be contributed to Group LP and used for the purposes described above pursuant to the amended and restated limited partnership agreement of Group LP (subject to the exceptions therein). See "Description of Capital Stock—Amended and Restated Limited Partnership Agreement of Group LP."

        Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling securityholder.

5

 DESCRIPTION OF CAPITAL STOCK

        The following description of our capital stock is qualified in its entirety by reference to our amended and restated certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, and by applicable law. Capitalized terms used but not defined herein have the meanings ascribed to them in the amended and restated certificate of incorporation and the stockholders agreement, dated April 15, 2014, by and between the Registrant and Moelis & Company Partner Holdings LP ("Partner Holdings"), Kenneth Moelis, The Moelis Irrevocable Trust and The Moelis Family Trust.

        Our authorized capital stock consists of 1,000,000,000 shares of Class A common stock, par value $0.01 per share, 1,000,000,000 shares of Class B common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. Unless our board of directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.

Class A Common Stock

        Holders of our Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Our Class A stockholders are not entitled to cumulate their votes in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all holders of shares of Class A common stock and Class B common stock present in person or represented by proxy, voting together as a single class. Except as otherwise provided by law, amendments to the amended and restated certificate of incorporation must be approved by a majority or, in some cases, a super-majority of the combined voting power of all shares of Class A common stock and shares of Class B common stock, voting together as a single class. However, amendments to the amended and restated certificate of incorporation that would increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely also must be approved by a majority of the votes entitled to be cast by the holders of the shares of the class affected by the amendment, voting as a separate class.

        Holders of our Class A common stock are entitled to receive dividends when and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

        Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our Class A and Class B common stock will be entitled to receive our remaining assets available for distribution on a pro rata basis.

        Holders of our Class A common stock do not have preemptive, subscription, redemption or conversion rights.

        Subject to the transfer restrictions set forth in the Moelis & Company Group LP ("Group LP") limited partnership agreement, holders of fully vested Group LP Class A partnership units (other than Moelis & Company) may exchange these units for shares of Class A common stock on a one-for-one basis or cash (based on the market price of the shares of Class A common stock) at Group LP's option, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications.

        Each share of Class B common stock may, at the option of the holders, be converted into Class A common stock, at a conversion rate determined based on the ratio of the subscription price for such shares to the initial public offering price of the Class A common stock.

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Class B Common Stock

        For so long as the Class B Condition is satisfied, each share of our Class B common stock will entitle Partner Holdings to ten votes for each share held of record on all matters submitted to a vote of stockholders. After the Class B Condition ceases to be satisfied, each share of our Class B common stock will entitle Partner Holdings to one vote for each share held of record on all matters submitted to a vote of stockholders. Shares of our Class B common stock are not transferable. Our Class B stockholders will not be entitled to cumulate their votes in the election of directors.

        Holders of our Class B common stock will be entitled to receive dividends of the same type as any dividends payable on outstanding Class A common stock. Dividends on shares of Class B common stock will be calculated based on the applicable subscription amount such that the aggregate dividends payable with respect to Class B common stock will equal the dividends payable with respect to an equivalent dollar amount of Class A common stock. The holders of our Class B common stock are entitled to receive, on a pari passu basis with the holders of our Class A common stock, such dividend or other distribution when, as and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

        Each share of Class B common stock may, at the option of Partner Holdings, be converted into Class A common stock, at a conversion rate determined based on the ratio of the subscription price for such shares to the initial public offering price of the Class A common stock.

        Holders of our Class B common stock do not have preemptive or subscription rights.

Preferred Stock

        Our amended and restated certificate of incorporation authorizes our board of directors to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law or by any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by you. Our board of directors may determine, with respect to any series of preferred stock, the terms and rights of that series, including:

  •
  the designation of the series;

  •
  the number of shares of the series, which our board may, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares then outstanding;

  •
  whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

  •
  the dates at which dividends, if any, will be payable;

  •
  the redemption rights and price or prices, if any, for shares of the series;

  •
  the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

  •
  the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our Company;

  •
  whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our Company or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

7

  •
  restrictions on the issuance of shares of the same series or of any other class or series; and

  •
  the voting rights, if any, of the holders of the series.

        We may issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of you might believe to be in your best interests or in which you might receive a premium for your Class A common stock over the market price of the Class A common stock.

Authorized but Unissued Capital Stock

        Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which apply so long as the Class A common stock remains listed on the NYSE, require stockholder approval of certain issuances of capital stock equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Class A common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

        One of the effects of the existence of unissued and unreserved Class A common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of Class A common stock at prices higher than prevailing market prices.

Forum Selection Clause

        Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law (the "DGCL") or our amended and restated certificate of incorporation or amended and restated bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine. In the event that the Court of Chancery lacks jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding will be another state or federal court located within the State of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to the foregoing provision. This choice of forum provision limits a stockholder's ability to bring a claim in another judicial forum, including in a judicial forum that it may find favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees.

Anti-Takeover Effects of Provisions of Delaware Law, our Amended and Restated Certificate of Incorporation and the Stockholders Agreement

        Our amended and restated certificate of incorporation and bylaws contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and that may have the effect of delaying, deferring or preventing a future takeover or change in control of our Company unless the takeover or change in control is approved by our board of directors. These provisions include the following:

        Our amended and restated certificate of incorporation provides that stockholder action may be taken by written consent in lieu of a meeting for so long as the Class B Condition is satisfied. After the

8

Class B Condition ceases to be satisfied, stockholders will no longer have the ability to consent in writing to the taking of any action so that stockholder action may be taken only at an annual or special meeting of stockholders.

        Our amended and restated certificate of incorporation provides that, except as otherwise required by law, special meetings of our stockholders can only be called by our Chief Executive Officer, pursuant to a resolution adopted by a majority of our board of directors or a committee of the board of directors that has been duly designated by the board of directors and whose powers and authority include the power to call such meetings, or by the chairman of our board of directors. Notwithstanding the foregoing, for so long as the Class B Condition is satisfied, stockholders collectively holding at least a majority of the voting power of the issued and outstanding shares of our capital stock entitled to vote in connection with the election of directors may call a special meeting. After the Class B Condition ceases to be satisfied, stockholders will no longer have the ability to call a special meeting.

        In addition, we are party to a stockholders agreement with Partner Holdings. Under this agreement, Partner Holdings has the right to designate a number of designees to our board of directors equal to a majority of the board of directors so long as the Class B Condition is satisfied. After the Class B Condition ceases to be satisfied, for so long as the Secondary Class B Condition is satisfied, Partner Holdings has the right to designate a number of designees to our board of directors equal to one quarter of the board of directors. As long as the Class B Condition or the Secondary Class B Condition is satisfied, Partner Holdings retains the right to remove any director previously designated by it.

        In addition, there is no cumulative voting in the election of directors and our amended and restated certificate of incorporation provides that directors may be removed, with or without cause, only with the affirmative vote of at least 80% of the voting interest of stockholders entitled to vote; provided, however, that for so long as the Class B Condition is satisfied, directors may be removed, with or without cause, with the affirmative vote of a majority of the voting interest of stockholders entitled to vote.

        The foregoing provisions of our amended and restated certificate of incorporation and bylaws and the stockholders agreement could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our Class A common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit you or other minority stockholders.

Amended and Restated Limited Partnership Agreement of Group LP

        We operate our business through Group LP and its subsidiaries. Through our control of the general partner of Group LP, we have unilateral control (subject to the consent of Partner Holdings on various matters) over the affairs and decisions of Group LP. As such, we, through our officers and directors, are responsible for all operational and administrative decisions of Group LP and the day-to-day management of Group LP's business.

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  Coordination of Moelis & Company and Group LP

        At any time we issue a share of Class A common stock for cash, unless we use the proceeds for certain specified permitted purposes (including the acquisition Group LP Class A partnership units or other property), the proceeds received by us will be promptly transferred to Group LP, and Group LP will issue to us one of its Group LP Class A partnership units. At any time we issue a share of Class A common stock pursuant to our equity incentive plan we will contribute to Group LP all of the proceeds that we receive (if any), and Group LP will issue to us one of its Group LP Class A partnership units, having the same restrictions, if any, attached to the shares of Class A common stock issued under the equity incentive plan. Conversely, if we redeem or repurchase any of our shares of Class A common stock, Group LP will, immediately prior to our redemption or repurchase, redeem or repurchase an equal number of Group LP Class A partnership units held by us, upon the same terms and for the same price, as the shares of Class A common stock are redeemed or repurchased. We can only redeem or repurchase shares of Class A common stock if Group LP first redeems or repurchases an equivalent amount of Group LP Class A partnership units that we hold.

  Exchange Rights

        Subject to the terms and conditions of the Group LP amended and restated limited partnership agreement and the lock-up restrictions described below, each Group LP Class A unitholder (except for us) has the right to exchange Group LP Class A partnership units, either for shares of our Class A common stock on a one-for-one basis, or cash (based on the market price of the shares of Class A common stock), at Group LP's option. If Group LP chooses to exchange such units for our Class A common stock, we will deliver an equivalent number of shares of Class A common stock to Group LP for further delivery to the exchanging holder and receive a corresponding number of newly issued Group LP Class A partnership units. The exchanging holder's surrendered Group LP Class A partnership units will be cancelled by Group LP. As Group LP Class A unitholders exchange their Group LP Class A partnership units, our percentage of economic ownership of Group LP will be correspondingly increased. Following each such exchange, Partner Holdings will be required to surrender to us a corresponding number of shares of Class B common stock, and each such share will be converted into approximately 0.00055 shares of Class A common stock, which will be delivered to Partner Holdings. Group LP will also convert an equivalent number of Class B partnership units held by us into Class A partnership units based on the same conversion rate.

        Group LP Class A partnership units and Class A common stock held by our Managing Directors (including through Partner Holdings) are subject to lock-up agreements for four years from the date of our initial public offering. After this period, Group LP Class A partnership units held by a Managing Director will become exchangeable into Class A common stock or cash as described above and our Class A common stock held by a Managing Director will become transferable, in each case in three equal installments on each of the fourth, fifth and sixth anniversary of our initial public offering. If a Managing Director terminates his or her employment with the Company prior to the end of the lock-up period, the Company will be entitled to extend the lock-up period until up to the tenth anniversary of our initial public offering. We may waive the transfer and exchange restrictions set forth in the Group LP amended and restated limited partnership agreement, including in connection with an offering of shares of our Class A common stock by our Managing Directors. In addition, these restrictions cease to apply upon the death or termination of employment by us due to disability of the applicable Managing Director with respect to such Managing Director's Group LP Class A partnership units.

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 SELLING SECURITYHOLDERS

        Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

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 PLAN OF DISTRIBUTION

        We or the selling securityholders may sell, transfer or otherwise dispose of any or all of the Class A common stock being offered hereby on any stock exchange, market or trading facility on which the Class A common stock is traded or in private transactions, in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. These dispositions may be effected in transactions, which may involve crosses or block transactions:

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  to or through agents, dealers or underwriters;

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  directly to one or more purchasers, including our affiliates;

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  through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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  through an exchange distribution in accordance with the rules of the applicable exchange;

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  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise, or through other derivative transactions or short sales;

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  by pledge to secure debts and other obligations;

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  through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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  through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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  through a combination of any of these methods of sale; or

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  through any other method permitted pursuant to applicable law.

        We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

Transfer Agent and Registrar

        The transfer agent and registrar for our Class A common stock is Computershare Trust Company, N.A. The transfer agent's address is 144 Fernwood Avenue, Edison, NJ 08837.

Listing

        Our Class A common stock is listed on the NYSE under the symbol "MC."

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 LEGAL MATTERS

        Unless otherwise indicated in any accompanying prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP will provide opinions regarding the authorization and validity of the securities. Skadden, Arps, Slate, Meagher & Flom LLP may also provide opinions regarding certain other matters. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.

EXPERTS

        The consolidated and combined financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from Moelis & Company's Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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 WHERE YOU CAN FIND MORE INFORMATION

        We filed a registration statement on Form S-3 with the SEC with respect to the registration of the Class A common stock offered by this prospectus. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information about us, the Class A common stock we are offering by this prospectus, any accompanying prospectus supplement and related matters, you should review the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus and any accompanying prospectus supplement about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC at 100 F. Street, N.E., Washington, D.C. 20549. Information on the operation of the public reference facilities may be obtained by calling the SEC at 1 800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

        We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance with such requirements, will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the regional offices, public reference facilities and website of the SEC referred to above. We intend to furnish our stockholders with annual reports containing consolidated financial statements audited by our independent registered accounting firm.

        The SEC's rules allow us to "incorporate by reference" information into this prospectus and any accompanying prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Any information referred to in this way is considered part of this prospectus and any accompanying prospectus supplement from the date we file that document. Any reports filed by us with the SEC after the date of the prospectus and any accompanying prospectus supplement and before the date that the offerings of the Class A common stock by means of this prospectus and any accompanying prospectus supplement are terminated, will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus and any accompanying prospectus supplement.

        We incorporate by reference into this prospectus and any accompanying prospectus supplement the following documents or information filed with the SEC:

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  Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed on February 28, 2017;

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  Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017 and June 30, 2017 and September 30, 2017, filed on May 4, 2017, August 2, 2017 and November 2, 2017;

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  Current Reports on Form 8-K, filed on January 4, 2017 (to the extent filed), January 11, 2017, April 25, 2017, June 9, 2017, June 12, 2017 (to the extent filed), and July 28, 2017;

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  Those portions of our Definitive Proxy Statement on Schedule 14A, filed on April 26, 2017, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2016;

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  Registration Statement on Form 8-A for registration of the Class A common stock to section 12(b) of the Exchange Act, filed on April 11, 2014; and

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  All other documents filed by Moelis & Company under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offerings to which this prospectus relates (other than documents and information furnished and not filed in accordance with SEC rules, unless expressly stated otherwise therein).

        We will provide, without charge to each person, including any beneficial owner, to whom this prospectus and any accompanying prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus and any accompanying prospectus supplement, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request copies of those documents from Moelis & Company, 399 Park Avenue, 5th Floor, New York, NY 10022. You also may contact us at (212) 883 3800 or visit the "Financial Reports & SEC Filings" of our Investor Relations website at http://investors.moelis.com for copies of those documents. Our website and the information contained on our website are not a part of this prospectus or any accompanying prospectus supplement, and you should not rely on any such information in making your decision whether to acquire our Class A common stock.

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353,622 Shares

Class A Common Stock

PROSPECTUS SUPPLEMENT

February 22, 2018